Exhibit (h)(2)

AMENDMENT TO

PARTICIPATION AGREEMENT

THIS AMENDMENT is entered into as of November 21, 2022. between The Prudential Insurance Company of America (‘PICA”) and Fidelity Distributors Corporation (“Underwriter” or “Fidelity”) and each of VARIABLE INSURANCE PRODUCTS FUND, VARIABLE INSURANCE PRODUCTS FUND II, VARIABLE INSURANCE PRODUCTS FUND III, and VARIABLE INSURANCE PRODUCTS FUND IV.

WHEREAS, on March 13, 2007, PICA, a life insurance company domiciled in the state of New Jersey, entered into a Participation Agreement (together with all amendments thereto, the “Agreement”) with Fidelity, a Massachusetts corporation, and each of VARIABLE INSURANCE PRODUCTS FUND, VARIABLE INSURANCE PRODUCTS FUND II, VARIABLE INSURANCE PRODUCTS FUND III, and VARIABLE INSURANCE PRODUCTS FUND IV, each an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, to allow PICA’s insurance company separate accounts funding certain variable life and annuity registered insurance products (on its own behalf and on behalf of each separate account or “Account”) to invest in these series of Fidelity investment funds.

WHEREAS, the parties hereto wish to add to the scope of this Agreement certain PICA Accounts (The Prudential Variable Contract Account-2 (“VCA 2”) and The Prudential Variable Contract Account-10 (“VCA 10”), referred to hereafter as “Empower Administered Accounts”) which will be administered by Empower Annuity Insurance Company (“Administrator”) pursuant to the PICA FSS Administrative Services Agreement (New York) dated April 1, 2022 between PICA and Great-West Life and Annuity Company (“GWLAC”) and the PICA FSS Administrative Services Agreement (New York) dated April 1, 2022 between PICA and GWLAC (Non-New York) (the “PICA FSS ASAs”) .

WHEREAS, the parties agree to update the Agreement and its applicable schedules to reflect these changes.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

1.	Article XI, “Notices,” is hereby amended to add the Administrator’s address:

Empower Annuity Insurance Company

280 Trumbull Street

Hartford, Conn. 06103

Attention: Empower Law Department, Product Law Division

2.	Article XII is hereby amended to add the following section 12.10:

12.10 No amendment nor modification of the terms of this Agreement shall be effective unless such amendment or modification is (i) made in writing (including a writing evidenced by a facsimile transmission) and (ii) signed by the parties hereto. No waiver to this Agreement will be effective unless in writing and executed by the parties hereto.

3.	By deleting Schedule A-1 and replacing it with Schedule A-1 attached hereto.

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their duly authorized officers.

FIDELITY DISTRIBUTORS CORPORATION

By:	/s/ Robert Bachman

Name:	Robert Bachman

Title:	EVP

VARIABLE INSURANCE PRODUCTS FUND, VARIABLE INSURANCE PRODUCTS FUND II, VARIABLE INSURANCE PRODUCTS FUND III, and VARIABLE INSURANCE PRODUCTS FUND IV

By:	/s/ Colm Hogan

Name:	Colm Hogan

Title:	Assistant Treasurer

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Allen La Tournous

Name:	Allen La Tournous

Title:	VP, Prudential

Schedule A-1

Separate Accounts of the Company

Registered under the 1940 Act as Unit Investment Trusts

The following separate accounts of the Company are subject to the Agreement:

Name of Account	Date Established by the Board of Directors	SEC 1940 Act Registration Number	Type of Product Supported by the Account
Prudential Variable Contract Account (VCA-GI-2)	June 24, 1988	811-07545	Variable Life Insurance
The Prudential Variable Contract Account 2 (VCA 2)	January 9, 1968	811-01612	Variable Annuity Insurance
The Prudential Variable Contract Account 10 (VCA 10)	March 1, 1982	811-03421	Variable Annuity Insurance

Variable Annuity and Variable Life Insurance Contracts Registered under the Securities Act of 1933

The following Contracts are subject to the Agreement:

Name of the Contract	Available Funds	SEC 1933 Act Registration Number	Type of Product Supported by the Account
PruBenefit Select

Service Class of:

VIP Contrafund Portfolio

VIP Equity Income Portfolio

VIP Index 500 Portfolio

VIP Investment Grade Bond Portfolio

VIP Mid Cap Portfolio

VIP Money Market Portfolio

VIP Overseas Portfolio

VIP Value Leaders Portfolio

VIP Value Strategies Portfolio

VIP Freedom 2015 Portfolio

VIP Freedom 2020 Portfolio

VIP Freedom 2025 Portfolio

VIP Freedom 2030 Portfolio

		333-137572	Variable Life Insurance
Group Variable Life Insurance Contract		333-01031	Variable Life Insurance

VCA 2 Group Variable Annuity Contract	VCA 2 invests wholly in The Fidelity VIP Index 500 Portfolio	002-28316	Variable Annuity Insurance
The Medley Program	VCA 10 invests wholly in The Fidelity VIP Index 500 Portfolio	002-76580	Variable Annuity Insurance